FORM OF PROXY BALLOT

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

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PROXY CARD	FIRSTHAND FUNDS	PROXY CARD
FIRSTHAND TECHNOLGOY VALUE FUND

Proxy for the Special Meeting of Shareholders – December __, 2010
Proxy Solicited on Behalf of the Board of Trustees

The shareholder(s) of Firsthand Technology Value Fund (the “Fund”) whose signature(s) appears below hereof does/do hereby appoint Kevin Landis and Omar Billawala, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Meeting of Shareholders of Firsthand Technology Value Fund, a separate series of Firsthand Funds, to be held December __, 2010, at the offices of the Trust at ________., Pacific time, San Jose, California 95113, and at all adjournments thereof (the “Meeting”), and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side. Each share of the Fund shall count as one vote regardless of the net asset value of that share.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shareholder sign here

Co-owner sign here

Date

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

Please detach at perforation before mailing.

The Board of Trustees recommends a vote FOR the proposal(s) listed below.  The shares represented hereby will be voted as indicated at right or FOR if no choice is indicated.

PLEASE MARK ONE BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example:

1.
To approve a proposed Agreement and Plan of Reorganization dated ___________, 2010, that provides for the reorganization of Firsthand Technology Value Fund, a series of Firsthand Funds, a Delaware statutory trust, into Firsthand Technology Value Fund, Inc, a newly formed, externally managed, closed-end, non-diversified management investment company organized as a Maryland corporation that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended.
		FOR ☐	AGAINST ☐	WITHHOLD ☐

NOT APPLICABLE
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.